Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of May 26, 2015, between AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.), a Delaware corporation (the “Company”), and Lone Star Value Investors, LP (the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, the Company has entered into an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “Merger Agreement”), among the Company, Ameri100 Acquisition, Inc., the Company’s wholly-owned subsidiary and a Delaware corporation formed for the purpose of participating in the Merger (“Acquisition Sub”), and Ameri and Partners Inc., a Delaware corporation (“Ameri & Partners”), pursuant to which the Company will acquire Ameri & Partners through a reverse triangular merger in which Acquisition Sub will merge with and into Ameri & Partners, so that Ameri & Partners will be the surviving corporation and become a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, simultaneously with the consummation of the Merger, the Company desires to sell, and the Purchaser desires to purchase, a 5% Convertible Unsecured Promissory Note due May 26, 2017 of the Company, which note shall be in the aggregate principal amount of Five Million Dollars ($5,000,000.00) and shall be in substantially the form of Exhibit A hereto (the “Note”); and

WHEREAS, in connection with the purchase of the Note, this Agreement also provides for the grant to the Purchaser of a warrant to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of the Note and Warrant

Section 1.1            Purchase of the Note.  At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell the Note to the Purchaser, and the Purchaser will purchase the Note from the Company, for the purchase price equal to the original principal amount of the Note (the “Purchase Price”).  For purposes hereof, the term “Conversion Shares” means any shares of Common Stock into which the Note is convertible according to its terms.

Section 1.2            The Closing.  The purchase and sale of the Note shall take place at a closing (the “Closing”) on the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”).  At the Closing, the Company shall deliver to the Purchaser the Note purchased hereunder, registered in the name of the Purchaser or its nominee.  On the Closing Date, the Purchaser shall deliver by wire transfer the cash Purchase Price hereunder to an account designated in writing by the Company.  In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

Section 1.3            Warrant.  At the Closing, the Company will execute and deliver to the Purchaser a warrant, substantially in the form attached hereto as Exhibit B (the “Warrant”).  The shares of Common Stock that are issuable upon exercise pursuant to the Warrant are hereafter referred to as the “Warrant Shares.”

Section 1.4            Registration Rights Agreement.  At the Closing, the Company and the Purchaser will enter into a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

ARTICLE II

Representations and Warranties

Section 2.1            Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a)           Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries.

(b)           Authorization; Enforcement.  (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note, the Warrant, the Registration Rights Agreement, and any other agreements or documents delivered by the Company at the Closing (“Transaction Documents”) and to issue the Note and Warrant in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Note, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (v) the Warrant Shares and the Conversion Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of the Warrant and the Note, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Note, the Conversion Shares, the Warrant and the Warrant Shares will not (i) result in a violation of the Certificate of Incorporation; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

(d)           SEC Documents.  Since December 31, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           No Contemplated Bankruptcy.  On the date hereof, the Company does not contemplate and has no knowledge of any person contemplating the filing of any petition against the Company or any subsidiary under any federal or state bankruptcy, insolvency, receivership or other such law.  The Company does not intend to, and does not believe that it will, incur debts and liabilities (including, among other things, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Company).  The execution, delivery, observance, performance and fulfillment of Company’s obligations and duties under this Agreement will not render the Company insolvent or unable to pay its debts as they become due.  The Company has (a) not entered into the transactions contemplated by this Agreement with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under this Agreement.

(f)           Incorporation of Merger Agreement Representations and Warranties.  The Company (as successor in interest to the business of Ameri & Partners) hereby confirms that each and every representation and warranty (the “Business Representations and Warranties”) made by Ameri & Partners in Section 2 of the Merger Agreement (together with the disclosure schedules referenced therein) is hereby incorporated herein by reference in its entirety to the same extent and with the same force and effect as if each of them was fully and completely set forth herein, and may be relied upon by the Purchaser as if repeated in full by the Company herein.

Section 2.2            Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)           Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Note, the Conversion Shares, the Warrant and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the Exchange Act, affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority.

(b)           Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Conversion Shares, the Warrant and the Warrant Shares, which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Purchaser acknowledges that its purchase of the Note, Warrant, and (if applicable) the Conversion Shares and the Warrant Shares involves a high degree of risk and that Purchaser may never recover Purchaser’s investment in these securities.

(c)           Investment Representation.  The Purchaser is purchasing the Note and the Warrant for the Purchaser’s own account and not with a view to distribution in violation of any securities laws.  The Purchaser has been advised and understands that neither the Note, the Warrant, the Conversion Shares nor the Warrant Shares have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(d)           Rule 144.  The Purchaser understands that there is no public trading market for the Note or Warrant, that none is expected to develop, and that the Note and Warrant must be held indefinitely unless and until such Note and the Warrant, or if applicable, the Warrant Shares and Conversion Shares, are registered under the Securities Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

ARTICLE III

Covenants and Acknowledgments

Section 3.1            Senior Status of the Note.  Beginning on the date of this Agreement and for so long as the Note remains outstanding, neither the Company nor any subsidiary of the Company shall, without the prior written consent of Purchaser, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Note in order of payment, except that (i) indebtedness and obligations in existence on the date hereof and trade payables incurred in the ordinary course of business shall not be required to be subordinated to the Note, and the Company may pay such obligations and payables as they become due, (ii) the Company shall be permitted to incur secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Company) and shall be permitted to pay such indebtedness as it becomes due, and (iii) the Note shall be subordinate to, and the Company shall be permitted to incur, any indebtedness under a Qualified Credit Facility.  For purposes hereof, a “Qualified Credit Facility” shall mean any secured or unsecured credit facility that the Company may obtain after the date hereof from a lender that makes commercial loans or extends commercial credit facilities in the ordinary course of its business which is secured by inventory and/or accounts receivable, provided that the amount of such indebtedness thereunder shall not exceed fifty percent (50%) of the fair market value of eligible inventory (in the case of a loan based on and secured by inventory), plus eighty percent (80%) of eligible accounts receivable (in the case of a loan based on and secured by accounts receivable).  Purchaser hereby agrees to execute any acknowledgment or sign any reasonable subordination agreement evidencing the fact that the Note is subordinate to such a credit facility in all respects, including right of payment and security.

ARTICLE IV

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name the Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing.  The Note and Warrant and any certificate representing Conversion Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Conversion Shares or Warrant Shares being registered under the Securities Act for resale or available for resale under Rule 144 under the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company agrees to reissue the Note, Conversion Shares and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of securities pursuant to Rule 144 under the Securities Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Securities Act, or (iii) such securities have been registered under the Securities Act.

ARTICLE V

Governing Law; Miscellaneous

Section 5.1            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 5.2            Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.3            Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.4            Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 5.5            Entire Agreement; Amendments; Waivers.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  In addition:

A.           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Purchaser.

B.            Except as provided herein, no failure or delay on the part of the Purchaser in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Purchaser shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 5.6           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

AMERI Holdings, Inc. (formerly Spatializer Audio Laboratories, Inc.)
100 Menlo Park Drive
Edison, New Jersey 08837
Telephone: (732) 243-9250
Fax: (732) 243-9254
Attention:  Mr. Giri Devanur, President and Chief Executive Officer

With a copy to:

Warshaw Burstein, LLP
555 Fifth Avenue
New York, New York 10017
Telephone: (212) 984-7700
Fax: (212) 972-9150
Attention: Murray D. Schwartz, Esq.

and

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2289
Fax: (212) 451-2222
Attention: Steve Wolosky, Esq.

If to the Transfer Agent:

Corporate Stock Transfer
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209
Telephone: (303) 282-4800
Facsimile: (303) 282-5800
Attention: Ms. Sherrie Humpherys

If to the Purchaser:

Lone Star Value Investors, LP
53 Forest Avenue, 1st Floor
Old Greenwich, CT 06870
Telephone: (203) 489-9500
Fax: (203) 990-0727
Attention: Mr. Jeffrey E. Eberwein

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.7           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any permitted assignee of the Note and Warrant.  The Purchaser may assign some or all of its rights hereunder to any permitted assignee of the Note or Warrant; provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 5.8           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.9           Days.  Unless the context refers to “business days” or “Trading Days,” all references herein to “days” shall mean calendar days.  “Trading Day” shall mean a day on which there is trading on the market or exchange on which the Common Stock is then principally traded, listed, or quoted.

Section 5.10         Survival.  The representations, warranties, agreements and covenants in this Agreement shall survive the Closing.  For the avoidance of doubt, notwithstanding the fact that the representations and warranties contained in the Merger Agreement survive for six (6) months following the Effective Time (as defined in the Merger Agreement), the Company acknowledges and agrees that the Business Representations and Warranties contained in the Merger Agreement and incorporated by reference into Section 2.1(f) of this Agreement shall survive the Closing for two years following the Closing Date or the expiration of the applicable statute of limitations with respect to the tax obligations referred to in such Business Representations and Warranties.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

AMERI HOLDINGS, INC. (formerly Spatializer Audio Laboratories, Inc.)

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

PURCHASER:

LONE STAR VALUE INVESTORS, LP

By: Lone Star Value Investors GP, LLC, General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager